CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
NL One Corporation
Las Vegas, NV

We hereby consent to the inclusion in the Form S-1 Registration Statement of our Report of Independent Registered Public Accounting Firm dated March 5, 2010 on our audit of the financial statements of NL One Corporation as of December 31, 2009 and 2008, for the years then ended, and for the period of October 17, 2007 (date of inception) through December 31, 2009.

Sincerely,

/s/: Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, UT
March 17, 2010

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